Exhibit 5.1

April 17, 2019

Brigham Minerals, Inc.

5914 W. Courtyard Drive, Suite 100

Austin, Texas 78730

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel for Brigham Minerals, Inc., a Delaware corporation (the “Company”), in connection with the proposed offer and sale (the “Offering”) by the Company of shares of Class A common stock, par value $0.01 per share, of the Company (the “Common Shares”), pursuant to a prospectus forming a part of a Registration Statement on Form S-1, Registration No. 333-230373, originally filed with the Securities and Exchange Commission on March 18, 2019 (such Registration Statement, as amended at the effective date thereof, being referred to herein as the “Initial Registration Statement”). On the date hereof, the Company has filed a registration statement supplemental to the Initial Registration Statement pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) (the “Rule 462(b) Registration Statement” and, together with the Initial Registration Statement, the “Registration Statement”) that incorporates by reference the Initial Registration Statement, which was declared effective on April 17, 2019. The Rule 462(b) Registration Statement relates to the registration of the offer and sale by the Company of an additional 1,150,000 Common Shares (the “Additional Shares”).

In connection with this opinion, we have assumed that (i) the Amended and Restated Certificate of Incorporation of the Company, in the form filed as an exhibit to the Registration Statement, will have become effective, (ii) the Common Shares will be issued and sold in the manner described in the Registration Statement and the prospectus relating thereto and (iii) a definitive underwriting agreement, in the form filed as an exhibit to the Registration Statement, with respect to the sale of the Common Shares will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

In connection with the opinion expressed herein, we have examined, among other things, (i) the form of Amended and Restated Certificate of Incorporation of the Company filed as an exhibit to the Registration Statement and the form of Amended and Restated Bylaws of the Company filed as an exhibit to the Registration Statement, (ii) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Offering, (iii) the Registration Statement and (iv) the form of underwriting agreement filed as an exhibit to the Registration Statement. We have also reviewed such questions of law as we have deemed

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Richmond Riyadh San Francisco Taipei Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 www.velaw.com

April 17, 2019 Page 2

necessary or appropriate. As to matters of fact relevant to the opinion expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein. In making such examination and rendering the opinions set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the legal capacity of all individuals executing any of the foregoing documents.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that, when the Additional Shares have been issued and delivered in accordance with a definitive underwriting agreement approved by the Board of Directors of the Company and upon payment of the consideration therefor provided for therein (not less than the par value of the Additional Shares), such Additional Shares will be duly authorized, validly issued, fully paid and nonassessable.

The foregoing opinion is limited in all respects to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended, and the foregoing opinion is limited to the matters expressly stated herein, and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

We hereby consent to the statements with respect to us under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.